UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  February 2, 2004
                                                  ----------------


                               CNB Bancorp, Inc
                               ----------------
            (Exact Name of Registrant as Specified in its Charter)


          New York                         17501               14-1709485
          --------                         -----               ----------
(State or Other Jurisdiction     (Commission File Number)     (IRS Employer
    of Incorporation)                                      Identification No.)


12-24 North Main Street, Gloversville, New York                 12078
-----------------------------------------------                 -----
   (Address of Principal Executive Offices)                   (Zip Code)


Registrant's Telephone Number, including Area Code  (518) 773-7911
                                                    --------------


                                     N/A
                                     ---
        (Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements and Exhibits

(a)      Not applicable.
(b)      Not applicable.
(c)      The following exhibits are included with this Report:

         Exhibit 99                Press Release dated February 2, 2004


Item 9.  Regulation FD Disclosure

         The information contained in this report is being furnished pursuant to Item 12 of Form 8-K, but is being provided under Item 9 as directed by the U.S. Securities and Exchange Commission in Release No. 34-47583. On February 2, 2004, CNB Bancorp, Inc. issued a press release containing financial information and accompanying discussion for the quarter ended December 31, 2003. A copy of this press release is furnished as Exhibit 99 to this report on Form 8-K.




                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2004     CNB Bancorp, Inc.

                            /s/ George A. Morgan
                            --------------------
                            George A. Morgan
                            Executive Vice President & Chief Financial Officer

                                EXHIBIT INDEX

Exhibit Number             Exhibit Description
--------------             -------------------
Exhibit 99                 Press Release dated February 2, 2004

CNB Bancorp, Inc.                                    EXHIBIT 99


                      OVER 110 YEARS OF BANKING SERVICE

WILLIAM N. SMITH, PRESIDENT
GEORGE A. MORGAN, VICE PRESIDENT AND SECRETARY
MICHAEL J. FRANK, TREASURER
BRIAN R.. SEELEY, AUDITOR


February 2, 2004

                            FOR IMMEDIATE RELEASE

CNB BANCORP, INC. ANNOUNCES INCREASE IN QUARTERLY DIVIDEND AND FOURTH QUARTER AND YEAR-TO-DATE RESULTS

GLOVERSVILLE, NY -- (BUSINESS WIRE) --

At a meeting of the Board of Directors held on January 26, 2004, a cash dividend of $.20 per share was declared. The dividend will be paid February 17, 2004 to shareholders of record as of February 9, 2004. The quarterly dividend of $.20 per share represents an increase of 5.3% compared to the first quarter of 2003 and marks the thirty-eighth consecutive year that the dividend has been increased.

CNB Bancorp, Inc. announced operating results for the three month and twelve month periods ending December 31, 2003. For the fourth quarter of 2003, net income was $590,000 as compared with $996,000 for the same period of last year. Expressed on a diluted per share basis, net income for the fourth quarter was $.27 versus $.44 last year, down 38.6%. For the year ending December 31, 2003, net inocme was $3,653,000 as compared with $4,632,000 for the year ending December 31, 2002. Expressed on a diluted per share basis, net income for the year ending December 31, 2003 was $1.64 versus $2.03 last year, down 19.2%.

William N. Smith, Chairman of the Board and President of CNB Bancorp, Inc. (OTCBB:CNBI) said the lower results for the fourth quarter are primarily due to the increase in the provision for loan losses from $275,000 for the fourth quarter of 2002 to $635,000 for the fourth quarter of 2003. The provision for loan losses on a year-to-year basis increased from $1,165,000 for 2002 to $1,290,000 for 2003. The lower results for the full year are primarily due to the decline in the net interest margin, fully tax effected, from 4.14% for the full year 2002 to 3.77% in 2003. The decline in the net interest margin for 2003 was primarily caused by a sizable decrease in loan volume and repricing in the Company's investment portfolio as higher yielding securities were called or paid down and were replaced by lower yielding securities. For the quarter ended December 31, 2003, average earning assets were $367,308,000 as compared with $364,952,000 for the same period in 2002, an increase of 0.6%. For the year ending December 31, 2003, average earning assets were $369,060,000 as compared with $353,745,000 for the same period of 2002, an increase of 4.3%. Higher operating expenses also contributed to the decline in earnings for the fourth quarter and full year of 2003.

The Company's total assets reached $395,556,000 at December 31, 2003, or 1.0% above the $391,804,000 at December 31, 2002. Loans outstanding at December 31, 2003 were $171,230,000, down 8.1% from $186,264,000 at December 31, 2002.
A decline in indirect auto and residential mortgage loans were the primary reasons for this decline. Deposits at December 31, 2003 were $308,247,000, an incease of 2.5% from $300,616,000 at December 31, 2002. The primary areas of growth were in demand deposits, NOW accounts and money market accounts.

Stockholder's equity at December 31, 2003 was $38,040,000 as compared to $36,884,000 at December 31, 2002. This resulted in an equity to total assets ratio of 9.6% at December 31, 2003 compared to 9.4% at December 31, 2002, a ratio that is over twice the regulatory minimum guideline of 4.0%.

CNB Bancorp, Inc. is a financial holding company with its principal office in Gloversville, New York. The company operates two subsidiaries: City National Bank and Trust Company, which provides a full range of personal and commercial banking products as well as personal and business trust services; and Hathaway Insurance Agency, Inc., which provides general insurance services.



This news release may be deemed to include forward-looking statements, such as statements that relate to financial goals, business outlook and credit quality. Actual results could differ materially from those indicated by these statements. CNB Bancorp's 2002 Annual Report to Shareholders and 2002 and 2003 periodic reports to the SEC, including the section of the Annual Report of Form 10-K for the year ended December 31, 2002 captioned "Forward-Looking Information," contain additional information about factors that could affect actual results.

                     CITY NATIONAL BANK AND TRUST COMPANY
                  P.O. BOX 873, GLOVERSVILLE, NEW YORK 12078
                  PHONE (518) 773-7911   FAX (518) 725-2730